                                                                    EXHIBIT 10.2

July 1, 2004

American Stone Corporation
230 West Main Street
South Amherst, OH  44001

Attn: Russell Ciphers
      President

                                           Re: Mortgage Loan

Dear Mr. Ciphers:

      Please be advised that BRM Quarry Co. LLC has agreed to make a loan to Amherst Stone Corporation on the following terms:

      Loan Amount:             $600,000
      Interest Rate:           7.5% Fixed
      Terms:                   24 Months
      Monthly Payments:        $3,750, interest only
      Security:                Second Mortgage on the American Stone property
                               in South Amherst, OH  (Approx. 980 acres)

      The loan will be due and payable in full twenty-four months from the date of the loan. A prepayment penalty of one percent of the original loan amount will be due should the loan be paid before the maturity date.

      BRM will require that its mortgage on the property be a second mortgage behind the existing first mortgage on the property and that said mortgage be insured by an ALTA policy for the amount of $600,000 issued by Cleveland Title. American Stone must pay for the recording costs, title search and the ALTA title insurance premium.

      Please acknowledge your acceptance of the above terms by executing the enclosed copy of this letter. This acknowledgement shall be valid for thirty days from the above date.

Very truly yours,

BRM QUARRY CO., LLC

Bruno Berardinelli
Member

BB/tg

                                  Exhibit 10.2
                                  Page 1 of 33

                            COGNOVIT RPOMISSORY NOTE

$600,000.00                        Solon , Ohio

                                   July 8 , 2004

      FOR VALUE RECEIVED, THE UNDERSIGNED, AMERICAN STONE CORPORATION a(n) Ohio corporation, whose address is 230 WEST MAIN STREET, SOUTH AMHERST, OHIO 44001 (referred to in this Note as "Borrower"), promises to pay the order of BRM Quarry Co., LLC, an Ohio limited liability company (referred to in this Note as "Lender"), at its offices at 23280 Pheasant Land, Westlake, Ohio 44145, or at such other place as Lender may designate in writing from time-to-time, in legal tender of the United States of America, the principal sum of SIX HUNDRED THOUSAND AND 00/100 Dollars ($600,000.00), together with interest from the date of this Note at the rate of Seven and One Half percent (7.50%) per annum (the "Internal Rate"). The entire unpaid principal balance of this Note together with all unpaid accrued interest thereon, if not sooner paid, shall be due and payable on the 15th day of July , 2006 (referred to in this Note as the "Maturity Date").

      Interest shall be calculated monthly in arrears on the basis of a twelve
(12) month calendar year, except that interest for less than a full calendar month shall be calculated on the basis of the actual number of calendar days elapsed computed on a daily basis using a 360-day year.

      Upon delivery of this Note, Borrower will pay monthly installments of interest only computed daily on the drawn balance hereunder, such installments to commence on September 1 , 2004 and continue on the first day of each month thereafter through and including August 1, 2006. The balance of all amounts due under this Note shall be due and payable on the Maturity Date.

      Each monthly installment hereunder shall be applied by Lender to the following items and in such order as Lender may determine in its sole discretion: (2) interest then due and payable hereunder: (b) to any amounts which may be overdue on account of any of the several terms, provisions, conditions or covenants contained in this Note or in any of the other Loan Documents (as hereinafter defined); and (c) to the principal balance thereof. Any partial prepayment of the amounts due hereunder shall not postpone the due date of any subsequent monthly payment or change the amounts of such payment.

      Each twelve-month period during the term of this Note, commencing August 1 , 2004, is defined to be a "Loan Year," except that the first Loan Year shall also include the period of time, if any, between the date of this Note and the first day of the first Loan Year.

      This Note may be prepaid, in whole or in part, upon thirty (30) days prior written notice to Lender and only upon payment to Lender of a prepayment premium equal to a percentage of the prepaid principal balance in accordance with the following schedule:

                                  Exhibit 10.2
                                  Page 2 of 33

                                           PERCENTAGE OF PREPAID
                                           PRINCIPAL BALANCE TO
              LOAN YEAR                    BE PAID AS PREMIUM:
              ---------                    -------------------

                  1st                               1%
                  2nd                               1%

The foregoing prepayment premium will also be payable by Borrower to Lender in the event of acceleration by Lender of the amounts due under this Note and the Loan Documents upon default by Borrower.

      When and as often as Borrower shall be in default hereunder or under any of the other Loan Documents (as hereinafter defined) and during any period after the Maturity Date for which any part of the indebtedness evidenced by this Note is unpaid, interest on all sums outstanding hereunder will automatically accrue at an annual percentage rate equal to five percent (5%) per annum in excess of the rate of interest otherwise then applicable to this Note (the "Default Rate of Interest").

      If any monthly payment due under this Note is not made within ten (10) calendar days from the date the same is due, then, a "late charge" of five percent (5%) of the payment so overdue shall be payable by Borrower to Lender.

      The parties intend that the rate of interest under this Note shall never exceed the maximum rate which may be legally charged on the indebtedness evidence by this Note (the "Maximum Rate") and if the provisions for interest contained in this Note would result in a rate higher than the Maximum Rate, interest shall nevertheless be limited to the Maximum Rate and any amounts which may be paid toward interest in excess of the Maximum Rate shall be applied to the reduction of principal, or, at the option of the Lender, returned to the Borrower.

      The entire unpaid principal balance of this Note and all accrued and accruing interest thereon, and such other charges due and payable by Borrower, hereunder and under any other of the Loan Documents, shall become immediately due and payable by Borrower to Lender without notice or demand at the option of Lender upon the occurrence of any other following: (i) any default in the payment of any amount when due under this Note or under any other of the Loan Documents, or upon the default by Borrower of any other provision of this Note or any other of the Loan Documents, and such default shall continue for a period of thirty (30) calendar days; (ii) the insolvency of Borrower or any entity which has guaranteed all or any of the amounts due hereunder; (iii) the transfer, whether voluntary, involuntary or by operation of law, of any legal or beneficial interest in, or the sale or transfer of all or a substantial portion of the assets of, Borrower or any entity which has guaranteed all or any of the amounts due hereunder; or (iv) the death, incompetency or insolvency of any individual who has guaranteed all or any of the amounts due hereunder. In addition, Borrower shall pay Lender's costs and reasonable attorneys' fees incurred in collecting or enforcing payment, whether suit be brought or not. Any failure of Lender to exercise its option to accelerate shall not constitute a waiver of the right to exercise any such option to accelerate at any future time or times.

                                  Exhibit 10.2
                                  Page 3 of 33

      Acceptance by Lender of any payment in an amount less than the amount due shall be deemed an acceptance on account only, and the failure to pay the entire amount then due shall be and continue to be an event of default. At any time thereafter and until the entire amount then due has been paid, Lender shall be entitle to exercise all rights conferred upon it in this Note or in the Loan Documents upon the occurrence of a default.

      Borrower expressly waives demand, presentment for payment, protest, notice of protest, notice of non-payment, notice of acceleration, notice of maturity, presentment for the purpose of accelerating maturity, any and all lack of diligence or delays in collection or enforcement of this Note and all notices to which Borrower might otherwise be entitled by law, and expressly consents to any extension of time of payment hereof, release of any of the security for this Note, acceptance of any other security therefore, or any other indulgence or forbearance which may be made without notice to any party and without in any way affecting the liability of any party.

      This Note is secured by an Open-End Mortgage Deed And Security Agreement from Borrower to Lender covering certain property, real and personal, located in the City of SOUTH AMHERST, County of LORAIN, and State of Ohio, (the "Mortgage Property"). This Note, all other documents referred to in this Section and the Loan Agreement between Borrower and Lender of even date herewith are referred to herein collectively as the "Loan Documents." Reference is made to the Loan Documents for a description of the security and rights of the holder in respect thereto, including, without limitation, certain rights and obligations pertaining to the maintenance, furnishing and inspection of financial records, statements and reports, but this reference to the Loan Documents shall not affect or impair the absolute and unconditional obligation to pay when due the installments of principal and interest provided for herein.

      This Note is made in the State of Ohio and shall be governed by and construed in accordance with its laws. If any provision(s) of this Note is/are in conflict with any statute or applicable rule of law, or are otherwise unenforceable for any reason whatsoever, such provisions(s) shall be deemed null and void to the extent of such conflict or unenforceability but shall be deemed separate from and shall not invalidate any other provision of this Note. The rights and remedies provided to Lender in this Note are cumulative and the use of any one right or remedy shall not preclude or waive the ability to use any or all other rights and remedies Lender may have at law or in equity. In this Note, the singular and plural are interchangeable and each person and legal entity signing this Note as Borrower is jointly and severally liable; each person or legal entity is fully and personally obligated to keep all of the promises made in this Note. This Note shall, in accordance with its terms, be binding upon Borrower, its heirs, administrators, executors, legal representatives, successors and assigns.

      BORROWER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT WHICH IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED UPON THIS NOTE OR ANY OF THE OTHER LOAN DOCUMENTS OR ARISING OUT OF, UNDER OR IN CONJUNCTION WITH ANY SUCH LOAN DOCUMENTS, OR ANY DOCUMENT CONTEMPLATED TO BE EXECUTED IN CONJUNCTION HEREWITH, OR ANY COURSE OF CONDUCT, DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE LENDER ENTERING INTO THIS AGREEMENT.

                                  Exhibit 10.2
                                  Page 4 of 33

      Borrower and it successors and assigns herby authorize any attorney at law to appear before any court of record, state or federal, in the State of Ohio, at any time after this Note becomes due, whether by acceleration or otherwise, and to waive the issuance and service of process, to admit the maturity and non-payment of this Note by acceleration or otherwise, and to confess judgment in favor of the legal holder of this Note against Borrower and its successors and assigns for the amount then due, with interest, late charge(s), default interest and premium all at the rate(s) herein mentioned, and costs of suit, and thereupon to release all errors and waive all rights of appeal and stay of execution. The foregoing warrant of attorney shall survive any such judgment, and should any such judgment be vacated for any reason, the foregoing warrant of attorney nonetheless may thereafter be utilized for obtaining judgment or judgments.

WARNING - BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL. IF YOU DO NOT PAY ON TIME, A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH THE AGREEMENT, OR ANY OTHER CAUSE.

                                 AMERICAN STONE CORPORATION, AN OHIO CORPORATION

                                 By: /s/ Russell Ciphers
                                     --------------------------------------
                                     RUSSELL CIPHERS, PRESIDENT

                                  Exhibit 10.2
                                  Page 5 of 33

                                 LOAN AGREEMENT

      THIS AGREEMENT made this 8th day of July , 2004 , by AMERICAN STONE CORPORATION, an Ohio CORPORATION, whose address is 230 WEST MAIN STREET, SOUTH AMHERST, OHIO 44001 (the "Borrower"), and BRM QUARRY CO., LLC, AN OHIO LIMITED LIABILITY COMPANY WHOSE ADDRESS IS 23280 PHEASANT LANE, WESTLAKE, OHIO 44145 (THE "LENDER"), sets forth the agreements, rights and obligations of the parties under the terms and conditions hereof to lend to Borrower and amount not to exceed SIX HUNDRED THOUSAND AND 00/100 Dollars ($600,000.00) together with interest thereon (the "Loan"), which Loan shall be evidenced and secured by such notes, instruments and other documents executed by the party to be bound thereby and including the documents and instruments referred to in Section 2 below (collectively referred to herein as the "Loan Documents"), as may be requested from time-to-time by BRM Quarry Co., LLC, and Borrower agrees to comply with the terms contained in this Agreement and in any written supplement now or hereafter executed by Borrower whether or not the same shall make reference to this Agreement.

      The parties hereto agree as follows:

      1. Loan. BRM Quarry Co., LLC undertakes and agrees to lend to Borrower an amount not to exceed SIX HUNDRED THOUSAND AND 00/100 Dollars ($600,000.00) and to disburse the proceeds of said Loan solely for the following purpose(s): REFINANCE, which purpose(s) Borrower acknowledges is/are not primarily personal, family or household.

      2. Conditions to Disbursement of Loan Proceeds. Borrower will, on or prior to disbursement or any of the proceeds of the Loan hereunder, deliver or cause to be delivered to BRM Quarry Co., LLC the following, all in form and content acceptable to BRM Quarry Co., LLC:

         (a) Borrower's cognovit promissory note (hereinafter the "Note"), payable to the order of BRM Quarry Co., LLC in the amount of the Loan.

         (b) An open-end mortgage deed, fixture filing and security agreement (the "Mortgage") to BRM Quarry Co., LLC as security for the Loan, which shall be a first lien upon the real and personal property described therein (the "Mortgaged Property").

         (c) At Borrower's expense, a commitment or proforma policy for an ALTA mortgagee's policy of title insurance (the "Title Commitment") issued by a tile company acceptable to BRM Quarry Co., LLC (the "Title Company") for the full aggregate amount of the Loan establishing that the Title Company is prepared to ensure the Mortgage as of the time of its filing for record as a first and prior lien upon the Mortgaged Property and on any improvements now located or to be hereafter erected thereon. The Title Commitment shall contain only such exceptions as shall be approved by BRM Quarry Co., LLC in its sole discretion, and shall contain affirmative insurance that: (i) the survey described in Section 2
             (l) below is accurate and accurately depicts the same real estate as is covered by the Title Commitment; (ii) BRM Quarry Co., LLC is the holder

                                  Exhibit 10.2
                                  Page 6 of 33
         of the Mortgage and the Mortgage is the first lien against the Mortgaged Property; and (iii) all parcels comprising the Mortgaged Property are contiguous with each other and with an adjoining public right of way. The Title Commitment shall include copies of all documents listed as exceptions in the Title Commitment for BRM Quarry Co., LLC review and approval. Borrower shall deliver to BRM Quarry Co., LLC a final policy of title insurance (the "Title Policy") within a reasonable period of time after closing.

      (d) At Borrower's expense, an Environmental Audit (as hereinafter defined) satisfactory to BRM Quarry Co., LLC; or, in BRM Quarry Co., LLC sole discretion, such other form of review of the environmental condition of the Mortgaged Property as shall be satisfactory to BRM Quarry Co., LLC.

      (e) At Borrower's expense, an appraisal of the Mortgaged Property prepared by an appraiser acceptable to BRM Quarry Co., LLC.

      (f) Written opinion of Borrower's counsel in form satisfactory to BRM Quarry Co., LLC.

      (g) Evidence of fire, public liability and property damage insurance, or other evidence that Borrower has met the insurance requirements of BRM Quarry Co., LLC, all in form and amount satisfactory to and approved by BRM Quarry Co., LLC. Each policy of property insurance will contain a standard non-contributory mortgagee clause in favor of BRM Quarry Co., LLC. BRM Quarry Co., LLC shall also have been furnished with evidence satisfactory to BRM Quarry Co., LLC that the Mortgaged Property is not included in a special flood hazard area as designated by the Federal Emergency Management Agency on its Flood Hazard Boundary Map and Flood Hazard Boundary Map and Flood Insurance Rate Maps, and the Department of Housing and Urban Development, Federal Insurance Administration, Special Flood Hazard Area Map; or, if the Mortgaged Property is included in such a special flood hazard area, BRM Quarry Co., LLC shall have received evidence that Borrower has adequate insurance in effect to cover loss or damage to the Mortgaged Property by flood.

      (h) Building, zoning, and other required permits covering construction of any proposed improvements to the Mortgaged Property.

      (i) At Borrower's expense, a current survey and site plan showing the outline of the Mortgaged Property, all matters shown in Schedule B,
         Section 2 of the Title Commitment, all utility lines and easements serving or necessary to serve the Mortgaged Property (including abandoned sewer lines), all set-back lines, and all easements and rights of way existing or of record. Said survey shall be currently dated and shall be prepared in accordance with (i) the current Minimum Standard Detail Requirements for ALTA/ACSM Class A Land Title Surveys (the "Minimum Requirements"); (ii) requirements of Ohio statutes; and
         (iii) standards of the Ohio Society of Professional Land Surveyors, bearing a proper certificate by the surveyor, which certificate shall include the legal description of the land Mortgaged Property, shall be made in favor of BRM Quarry Co., LLC and the Title Company, and contain such other certifications as are contemplated by the Minimum Requirements and applicable Ohio statutes. The survey shall also show
         (i) whether there are any encroachments onto the Mortgage

                                  Exhibit 10.2
                                  Page 7 of 33

         Property, or of the buildings, improvements, foundation or other structures on the Mortgaged Property onto adjoining property; (ii) whether the Mortgaged Property is located in an area designated by the Secretary of Housing and Urban Development as having special flood hazards and (iii) such additional information as may reasonably be required by BRM Quarry Co., LLC or the Title Company. The survey shall be subject to the approval of BRM Quarry Co., LLC and certified by an Ohio registered land surveyor approved by BRM Quarry Co., LLC.

     (j) Evidence that all utility services necessary for construction and use of the improvements now located or to be hereafter erected on the Mortgaged Property (including, without limitation, electric, gas, telephone, water and sewer service) are available to the Mortgaged Property and the Borrower has the right to connect to and use all utility services without restriction; and that all necessary easements to provide such utility services to the Mortgaged Property have been obtained.

     (k) The Federal Tax Identification Number or Social Security Number of each Borrower and Guarantor.

   3. Representations and Warranties. In addition to the representations and warranties contained in the Loan Documents, Borrower hereby makes the following representations and warranties which are true and correct on the date hereof and shall continue to be true and correct at the time of any advances made by BRM Quarry Co., LLC to Borrower and until the Loan shall have been paid in full:

     (a) Organization-Corporation, Limited Liability Company and Partnership. If Borrower is a corporation, Borrower is duly organized, validly existing, and in good standing under the laws of the jurisdiction in which Borrower is incorporated or was formed. If Borrower is a limited liability company, Borrower is validly organized, existing and in full force and effect under the laws of the jurisdiction in which Borrower was organized. If Borrower is a Partnership, Borrower is properly organized, registered and existing under the laws of the jurisdiction in which Borrower was formed. Borrower has the power and authority to own its properties and assets, to carry on its businesses as now being conducted and is qualified to do business in every jurisdiction in which it is required to qualify to do business.

     (b) Validity and Binding Nature. Borrower has the power and capacity to execute, deliver and perform this Agreement, the Loan Documents, and to execute and deliver any other documents evidencing or relating to the Loan; and when executed and delivered, this Agreement, the Loan Documents and any other documents required by BRM Quarry Co., LLC will be a valid and binding obligation of Borrower, enforceable in accordance with their terms; provided, however, that this representation with respect to enforceability is limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors' rights.

                                  Exhibit 10.2
                                  Page 8 of 33

     (c) Due Authorization-Corporation, Limited Liability Company and Partnership. The execution, delivery and performance of this Agreement, the Loan Documents and any other documents evidencing or relating to the Loan, have been duly authorized by all corporate, limited liability company or partnership action, as applicable, required for the lawful creation and issuance of such documents and will not violate any provisions of law, rule or regulation, or any order of any court or governmental agency, the charter documents and bylaws of , articles of organization and membership agreement of, or partnership agreement, as applicable, or Borrower.

     (d) Conflicting Instruments. The execution, delivery and performance of this Agreement, the Loan Documents and any other documents evidencing or relating to the Loan will not violate any provisions of any indenture, agreement or other instrument to which Borrower or any of Borrower's properties or assets are bound, and will not be in conflict with, result in a breach of , or constitute (with due notice and/or lapse of time) a default under any such indenture, agreement or other instrument, or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the properties or assets of Borrower, other than those created by the Loan Documents.

     (e) Authorization and Consents. No authorization, consent, approval, license or exemption of, and not registration, qualification, designation, declaration or filing with any court or government department, commission, board, bureau, agency or instrumentality, domestic or foreign, is necessary to the valid execution and delivery of this Agreement, the Loan Documents or any other documents evidencing or relating to the Loan.

     (f) Financial Condition. The most recent financial statements of Borrower delivered to BRM Quarry Co., LLC are true and correct and represent fairly Borrower's financial position as of the date thereof; and show all known liabilities, direct or contingent, of Borrower as of the date thereof. Since the date of such financial statements, there has been no material adverse change in the condition, financial or otherwise, of Borrower or in the business and properties of Borrower and, since such date, Borrower has not incurred, other than in the ordinary course of business, any indebtedness, liabilities, obligations or commitments, contingent or otherwise.

     (g) Litigation. Except as previously disclosed in writing to BRM Quarry Co., LLC prior to the date of this Agreement, there is no action, suit or proceeding at law or in equity or by or before any governmental instrumentality or other agency now pending, or to knowledge of Borrower, threatened by or against or affecting Borrower or any of Borrower's properties or fights of Borrower which, if adversely determined, would impair the right of Borrower to carry on its business substantially as now conducted or would adversely affect the financial condition, business or operations of Borrower.

     (h) Misrepresentation. Neither this Agreement nor any other document, statement, financial statement or certificate furnished to BRM Quarry Co., LLC on behalf of Borrower in connection herewith, contains an untrue statement of a material fact with respect to the financial condition or properties of Borrower or omits to state a material fact necessary to make the statements contained therein not misleading or, insofar as Borrower can now foresee, may in the future materially adversely affect the financial condition or

                                  Exhibit 10.2
                                  Page 9 of 33
         properties of Borrower which has not been set forth in this Agreement or in a document, statement, financial statement or certificate furnished to BRM Quarry Co., LLC in connection herewith.

   4. General Covenants. In addition to the covenants contained in the Loan Documents, Borrower hereby covenants and agrees that, so long as all or part of the Loan is outstanding, Borrower shall, except as BRM Quarry Co., LLC may otherwise agree in writing:

     (a) Financial Statements-Annual. Furnish to BRM Quarry Co., LLC within ninety (90) days after the end of each fiscal year of Borrower, and at BRM Quarry Co., LLC's request at any time while the Loan is outstanding: a financial statement of Borrower's profit, loss and surplus for such fiscal year, and a balance sheet as of the end of such fiscal year, in each case setting forth in comparative form the corresponding figures for the preceding fiscal year, all in reasonable detail; and a copy of Borrower's annual operating statement setting forth, in such detail as BRM Quarry Co., LLC may require, the current rent roll, income and expenses derived from and attributable to Borrower's Property. BRM Quarry Co., LLC may require the statements to be certified by an independent certified public accountant. Borrower will submit to BRM Quarry Co., LLC annually a copy of such Borrower's current tax return, including all schedules thereto.

     (b) Financial Statements-Other. Furnish BRM Quarry Co., LLC each financial statement required to be delivered to BRM Quarry Co., LLC by any supplement, addendum or amendment hereto, and such other information concerning the financial or business affairs of Borrower as may be requested by BRM Quarry Co., LLC from time-to-time.

     (c) Property. Maintain and keep all of Borrower's property in good repair, working order and condition and make or cause to be made all necessary or appropriate repairs, renewals, replacements, substitutions, additions, betterments and improvements thereto so that the efficiency of all such properties shall at all times be properly preserved and maintained.

     (d) Taxes and Assessments. Duly pay and discharge all taxes, assessments and governmental charges levied upon or assessed against Borrower or against Borrower's properties or income prior to the date on which penalties are attached thereto, unless and except to the extent only that such taxes, assessments and charges shall be contested in good faith and by all appropriate proceedings diligently conducted by Borrower (unless and until foreclosure, distraint, sale or other similar proceedings shall have been commenced) and provided that a reserve or other appropriate provisions for payment thereof shall have been made.

     (e) Litigation. Promptly give notice in writing to BRM Quarry Co., LLC of the occurrence of any material litigation, arbitration or governmental proceeding affecting Borrower, and of any governmental investigation or labor dispute pending or, to the knowledge of Borrower, threatened which could reasonably be expected to interfere substantially with normal operations of the business of Borrower or materially adversely affect the financial condition of Borrower.

                                  Exhibit 10.2
                                  Page 10 of 33

     (f) Books and Records. Maintain and keep proper records and books of account in conformance with generally accepted accounting principles applied on a consistent basis in which full, true and correct entries shall be made of all its dealings and business affairs.

     (g) Access to Properties, Books and Records. Permit any of the officers, employees or representatives of BRM Quarry Co., LLC to visit and inspect any of the properties of Borrower and to examine Borrower's books and records and discuss the affairs, finances and accounts of Borrower with representatives thereof, during normal business hours, and as often as BRM Quarry Co., LLC may request.

     (h) Financial Information-Guarantors. Cause any third party guarantor of the Loan to submit annually and at any time there is a material change in their financial position, personal or business financial statements containing such financial information as may be requested by BRM Quarry Co., LLC from time-to-time.

     (i) Other Obligations. Maintain all obligations of Borrower in whatsoever manner incurred, including, but not limited to, obligations for borrowed money or for services or goods purchased by Borrower, in a current status.

     (j) Continue of Business. Not engage in any line of business other than those in which it is actively engaged in on the date hereof.

     (k) Sale of Assets. Except for sales or other dispositions in the ordinary course of business, not sell, lease, transfer or otherwise dispose of in a single transaction, or a series of related transactions, all or a substantial part of the property and assets of Borrower, whether now owned or hereafter acquired.

     (l) Selling Accounts Receivable. Not sell, assign or discount any of its accounts receivable or any promissory note held by Borrower, with or without recourse, other than the discount of such receivables or notes in the ordinary course of business for collection.

     (m) Retirement of Outstanding Stock, Membership Interest or Capital Account. Not purchase, redeem or retire or make any distribution on account of any shares of the capital stock of Borrower if Borrower is a Corporation; not purchase, retire or make any distribution with respect to any membership interest of any member if Borrower is a limited liability company, or any capital account of any partner of any partnership if Borrower is a partnership.

     (n) Change of Ownership. Not permit or suffer the voluntary or involuntary transfer or assignment of any shares of the capital stock of Borrower if Borrower is a corporation, any membership interest if Borrower is limited liability company, or any partnership interest in Borrower if Borrower is a partnership.

                                  Exhibit 10.2
                                  Page 11 of 33

     (o) Organization and Location. Borrower is (indicate one of the following); (i) X a corporation a limited liability company a limited partnership formed under the laws of the State of OHIO and will not change the state of its formation or transfer the Collateral (as defined in the Mortgage), or any portion thereof to an entity formed in another State. Borrower's exact legal name is as shown in this Loan Agreement and Borrower will change its legal name. Borrower's organization number if FL933805 and Borrower will not change its organization number; or

            (ii) a general partnership or other unregistered organization.
                 Borrower's place of business, or its chief executive office if it has more than one place of business, is located at the Borrower's address specified in the introductory paragraph of this Agreement, and Borrower will not change such place of business or chief executive office without prior written notice to BRM Quarry Co., LLC.

     (p) Insurance. Keep all insurable property, real and personal, now owned or hereafter acquired, insured at all times against loss or damage by fire and extended coverage risks and other hazards in an amount not less than the full replacement value of the Mortgaged Property and the improvements thereon with a standard non-contributory mortgagee clause in favor of, and in form acceptable to, BRM Quarry Co., LLC and issued by companies acceptable to BRM Quarry Co., LLC; if the Mortgage Property is included in a flood hazard area, maintain adequate insurance to cover loss or damage to the Mortgaged Property by flood; deliver to BRM Quarry Co., LLC all policies of insurance, and renewals thereof not less than thirty (30) days prior to the expiration of any policy; and permit any insurance proceeds to be applied by BRM Quarry Co., LLC in it sole discretion either to reduction of the Loan or to the restoration or repair of the property damaged.

     (q) Escrow Account. Deposit with BRM Quarry Co., LLC in escrow monthly on the date of Borrower's monthly installments of principal and interest due under the Loan, a sum equal to one-twelfth (1/12) of all annual taxes and assessment and insurance premiums attributable to the Mortgaged Property and the improvements thereon as estimated by BRM Quarry Co., LLC; and, in addition to the foregoing, Borrower will at all times maintain on deposit with BRM Quarry Co., LLC in escrow a reserve equal to one-sixth (1/6) of the total anticipated annual disbursements for taxes, assessments, and insurance premiums attributable to the Mortgaged Property and the improvements thereon as estimated by BRM Quarry Co., LLC. No interest will be payable by BRM Quarry Co., LLC to Borrower on the funds deposited by Borrower in escrow hereunder.

     (r) Guarantees and Contingencies. Not endorse, assume, guarantee, become surety for, or otherwise become or remain liable in connection with the obligations of any person, firm or corporation, except Borrower may endorse negotiable or other instruments for deposit or collection or similar transactions in the ordinary course of its business.

                                  Exhibit 10.2
                                  Page 12 of 33

     (s) Transactions with Affiliates. Not enter into any transaction, including, without limitation, the purchase, sale, lease or exchange of property, real or personal, or the rendering of any service, with any person, firm corporation affiliated with Borrower, except in the ordinary course of and pursuant to the reasonable requirements of Borrower's business and upon fair and reasonable terms no less favorable to Borrower than would be obtained in a comparable arm's-length transaction with any other person, firm or corporation not affiliated with Borrower.

     (t) Modifications to Other Agreements. Not amend or modify any existing agreement with any person, firm or corporation in any manner materially adverse to Borrower.

     (u) Notice of Event of Default. Promptly give notice in writing to BRM Quarry Co., LLC of the occurrence of any event of default and of any condition, event, act or omission which, with the giving of notice or the lapse of time or both, would constitute an event of default hereunder or under the Loan Documents, or under any agreement or document securing, evidencing or relating to the Loan Documents.

     (v) Environmental Matters.

            (i) Borrower shall, and Borrower shall cause all employees, agents, contractors and subcontractors of Borrower and any other persons present on or occupying the Mortgaged Property to keep and maintain the Mortgaged Property, including, without limitation, the soil and ground water thereof, in compliance with, and not cause or knowingly permit the Mortgaged Property, including the soil and ground water thereof, to be in violation of any federal, state or local laws, ordinances or regulations relating to industrial hygiene or to the environmental conditions thereon (including, but not limited to any "Hazardous Materials Laws" and "Wetlands Laws," each as hereinafter defined). Neither Borrower nor any employees, agents, contractors, and subcontractors of Borrower nor any other persons occupying or present on the Mortgaged Property shall: (A) use, generate, manufacture, store or dispose of on, under or about the Mortgaged Property or transport to or from the Mortgaged Property and flammable explosives, radioactive materials, hazardous wastes, toxic substances, or related materials, including, without limitation, any substances now or at any time hereafter defined as or included in the definition of "hazardous substances," under any Hazardous Materials Laws (collectively referred to herein as "Hazardous Materials"), except as such may be required to be used, stored or transported in connection with the permitted uses of the Mortgaged Property and then only to the extent permitted by law after obtaining all necessary permits and licenses therefore; or (B) perform, cause to be performed or permit any fill activities or other acts which would in any way destroy, eliminate, alter, obstruct, interfere with or otherwise affect any Wetlands, as defined in 33 C.F.R.Section.328.3 and in any comparable state and/or local law, statute, ordinance, rule or regulation (Wetlands"), in violation of any federal, state or local laws, statutes, ordinances, rules or regulations pertaining to such Wetlands ("Wetlands Laws"). The representation of Borrower contained in this Section 4(v) and the indemnification by Borrower of BRM

                                  Exhibit 10.2
                                  Page 13 of 33

         Quarry Co., LLC contained herein shall relate to activity and conditions which existed prior to the date that Borrower obtained title to the Mortgaged Property and to conditions and acts which occur during the period of time that Borrower has title to the Mortgaged Property.

            (ii) Borrower shall, within ten (10) days, advise BRW Quarry Co., LLC in writing of: (A) any notices (whether such notices are received from the Environmental Protection Agency, or any other federal, state or local governmental agency or regional office thereof) of violation or potential violation which are received by Borrower of any applicable federal, state or local laws, ordinances or regulations relating to any Hazardous Materials or Wetlands including but not limited to the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, the Hazardous Materials Transportation Act, the Resource Conservation Act, the Hazardous Substances Act and the Underground Tank Act of 1984 (collectively, "Hazardous Materials Laws") or any Wetlands Laws; (B) any and all enforcement, cleanup, removal or other governmental or regulatory actions instituted, completed or threatened pursuant to any Hazardous Materials Laws or Wetlands Laws;
         (C) all claims made or threatened by any third party against Borrower or the Mortgaged Property relating to damage, contribution, cost, recovery, compensation, mitigation, loss or injury resulting from any Hazardous Materials or Wetlands (the matters set forth in clauses (A), (B) and (C) above are hereinafter referred to as "Hazardous Materials or Wetlands Claims"); and (D) Borrower's discovery of any occurrence or condition on any real property adjoining or in the vicinity of the Mortgaged Property that could cause the Mortgaged Property or any part thereof to be otherwise subject to any restrictions on the ownership occupancy, transferability or use of the Mortgage Property under any Hazardous Materials Laws or Wetlands Laws.

            (iii) BRM Quarry Co., LLC shall have the right but not the obligation to join and participate in, as a party if it so elects, any legal proceedings or actions initiated in connection with any Hazardous Materials or Wetlands Claims and to have their reasonable attorneys' and consultants' fees in connection therewith paid by Borrower within thirty (30) days.

            (iv) Borrower shall be solely responsible for, and shall indemnify and hold harmless BRM Quarry Co., LLC, any its directors, officers, employees, agents, successors and assigns from and against, and loss, damage, cost, expense or liability directly or indirectly arising out of or attributable to the use, generation, storage, release, threatened release, discharge, disposal or presence (whether prior to or during the term of the Loan secured by the Mortgage) of Hazardous Materials or to the destruction, elimination, alteration, obstruction, interference with, or other change to Wetlands on, under or about the Mortgaged Property (whether by Borrower or a predecessor in title or any employees, agents, contractors or subcontractors of Borrower or any predecessor in title or any third persons at any time occupying or present on the Mortgaged Property), including without limitation: (A) all foreseeable consequential damages; (B) the cost of any required or necessary repair, cleanup, or detoxification of the Mortgaged Property, including the soil and ground water thereof, and the preparation and implementation of

                                  Exhibit 10.2
                                  Page 14 of 33
         any closure, remedial or other required plans; (C) damage to any Wetlands or natural resources; and (D) all reasonable costs and expenses incurred by BRM Quarry Co., LLC in connection with clauses
         (A), (B), and (C), including, but not limited to, reasonable attorneys' and consultants' fees; provided, however, that nothing contained in this paragraph shall be deemed to create or give any rights to any person other than BRM Quarry Co., LLC or its successors and assigns, it being intended that there shall be no third party beneficiary of such provision, or preclude Borrower from seeking indemnification from, or otherwise proceeding against, any third party including, without limitation, any fee owner, tenant or predecessor in title to the Mortgaged Property.

            (v) Any costs or expenses reasonably incurred by BRM Quarry Co., LLC for which Borrower is responsible or for which Borrower has indemnified BRM Quarry Co., LLC shall be paid to BRM Quarry Co., LLC on demand, and failing prompt reimbursement, shall be added to the indebtedness secured by the Mortgage and earn interest at the default rate of interest specified in the Note until paid in full.

            (vi) Without BRM Quarry Co., LLC's prior written consent, which shall not be unreasonably withheld, Borrower shall not take any remedial action in response to the presence of any Hazardous Materials or Wetlands on, under or about the Mortgaged Property nor enter into any settlement agreement, consent decree or other compromise in respect to any Hazardous Material or Wetlands Claims, which remedial action, settlement, consent or compromise might, in BRM Quarry Co., LLC's reasonable judgment, impair the value of BRM Quarry Co., LLC's security hereunder; provided, however, BRM Quarry Co., LLC's prior consent shall not be necessary in the event that the presence of Hazardous Materials or Wetlands on, under or about the Mortgaged Property either possess an immediate threat to the health, safety or welfare of any individual or is of such a nature that an immediate remedial response is necessary and it is not possible to obtain BRM Quarry Co., LLC's consent before taking such action, provided that in such event Borrower shall notify BRM Quarry Co., LLC as soon as practicable of any action so taken BRM Quarry Co., LLC agrees not to withhold its consent where such consent is required hereunder, if either: (A) a particular remedial action is ordered by a court competent jurisdiction or a governmental agency; or
         (B) Borrower establishes to the reasonable satisfaction of BRM Quarry Co., LLC that there is no reasonable alternative to such remedial action which would result in less impairment of BRM Quarry Co., LLC's security hereunder.

            (vii) Upon BRM Quarry Co., LLC's request, Borrower has retained or shall retain, at Borrower's sole cost and expense, a licensed geologist, industrial hygienist or an environmental consultant (referred to herein as the "Consultant") to conduct a baseline investigation of the Mortgaged Property for the presence of Hazardous Materials or Wetlands ("Environmental Audit"). The Environmental Audit shall be performed in a manner reasonably calculated to discover the presence of Hazardous Materials contamination or Wetlands; provided, however, such investigation shall be of a scope and intensity no greater than a baseline investigation conducted in accordance with the general standards of persons providing such services taking into consideration the

                                  Exhibit 10.2
                                  Page 15 of 33
         known uses of the Mortgaged Property and other property in the vicinity of the Mortgaged Property and any factors unique to the Mortgaged Property. The Consultant shall concurrently deliver the results of its investigation in writing directly to Borrower and BRM Quarry Co., LLC. Such results shall be kept confidential by Borrower and BRM Quarry Co., LLC unless disclosure is legally compelled or disclosure is reasonable required in order to pursue rights or remedies provided herein or at law.

            (viii) Borrower's representations, warranties and obligations under this Section 4(v) shall not be terminated, released, discharged, extinguished or otherwise affected by any foreclosure of any indebtedness or obligation, any satisfaction of the indebtedness secured by the Mortgage or the release or discharge of the Mortgaged Property or any other action or thing, except and unless such representations, warranties and obligations are expressly released in writing by BRM Quarry Co., LLC, which writing shall refer particularly to this Section. This provision may be enforced at any time by BRM Quarry Co., LLC and, without limiting the foregoing, shall survive the payment or other satisfaction by any means of the obligations evidence by the Note and the release and discharge of the Mortgage, except in the case of a specific release as to this paragraph, as referred to above.

   5. General Provisions.

      (a) Lien; Set-Off; Future Advances. Borrower hereby grants to BRM Quarry Co., LLC a continuing lien for all indebtedness of Borrower to BRM Quarry Co., LLC a continuing lien for all indebtedness of Borrower to BRM Quarry Co., LLC upon any and all monies, securities and other property of Borrower and the proceeds thereof, now or hereafter held or received by or in transit to, BRM Quarry Co., LLC from or for Borrower, whether for safekeeping, custody, pledge, transmission, collection or otherwise, and also upon any and all deposits (general or special) and credits of Borrower with, and any and all claims of Borrower against BRM Quarry Co., LLC, at any time existing. Upon the occurrence of any Event of Default (as defined in the Mortgage), BRM Quarry Co., LLC is hereby authorized at any time and form time-to-time without notice to Borrower to setoff, appropriate and apply all items hereinabove referred to against all indebtedness of Borrower to BRM Quarry Co., LLC, whether under this Agreement, the Note, the Loan Documents or otherwise, and whether now existing or hereafter arising. Borrower acknowledges and agrees that the Mortgage is intended to, and shall, secure not only the original indebtedness evidence by the Note, but any and all future advances made by BRM Quarry Co., LLC to Borrower and the BRM Quarry Co., LLC shall have a lien by virtue of the Mortgage on the Mortgaged Property to secure all other liabilities and indebtedness, direct or contingent, now or hereafter owing by Borrower to BRM Quarry Co., LLC; provided, however, in the event the Mortgaged Property is used or is expected to be used as the principal residence of the Borrower, then the foregoing shall not operate to grant a lien unless such future advances or liabilities, other than the original indebtedness evidenced by the Note, arise from transactions that are exempt under any truth-in-lending law or regulation.

                                  Exhibit 10.2
                                  Page 16 of 33

      (b) Waivers. The provisions of this Agreement may from time-to-time be waived in writing by BRM Quarry Co., LLC in its sole discretion. Any such waiver of any kind on the part of BRM Quarry Co., LLC of any breach or default under this Agreement or any waiver of any provision or condition of this Agreement must be in writing and shall be effective only to the extent set forth in such writing. No course of dealing and no delay or omission by BRM Quarry Co., LLC in exercising any right or remedy hereunder shall operate as a waiver thereof or of any other right or remedy, and no single or partial exercise thereof shall preclude any other or further exercise thereof or the exercise of any other right or remedy.

      (c) Financial Covenants. Compliance or noncompliance with all financial covenants of Borrower contained herein, or in any supplement, addendum or amendment hereto, shall be determined in accordance with generally accepted accounting principles applied on a consistent basis. All financial statements of Borrower required to be delivered to BRM Quarry Co., LLC hereby, or by any written supplement now or hereafter executed by Borrower in which reference to this Agreement is made, shall be prepared on the basis of generally accepted accounting principles applied on a consistent basis.

      (d) Binding Nature. The rights and privileges of BRM Quarry Co., LLC contained in this Agreement shall inure to the benefit of its successors and assigns, and the duties of Borrower shall bind all heirs, personal representatives, successors and assigns. "Borrower" refers individually and collectively to all signers of this Agreement, including, in the case of any partnership, all general partners of such partnership individually and collectively, whether or not such partners sign below. Each of the signers shall be jointly and severally bound by the terms hereof, and, with respect to any partnership executing this Agreement, each general partner shall be bound hereby both in such general partner's individual and partnership capacities.

      (e) Governing Law. Time of performance hereunder is of the essence of this Agreement. This Agreement and any written supplement hereto executed by Borrower in which reference to this Agreement is made shall in all respects be governed by the laws of the State of Ohio (except to the extent that federal law or the Uniform Commercial Code governs).

      (f) Severability. If any provision hereof shall for any reason be held invalid or unenforceable, no other provision shall be affected thereby, and this Agreement shall be construed as if the invalid or unenforceable provision had never been a part of it. The descriptive headings hereof are for convenience only and shall not in any way affect the meaning or construction of any provision hereof.

      (g) Gender and Number. All the terms and words used in this Agreement, regardless of the number and gender in which they are used, shall be deemed and construed to include any other number, singular and plural, and any other gender, masculine, feminine, or neuter, as the context or sense of this Agreement or any paragraph or clause herein may require, the same as if such words had been fully and properly written in the number and gender.

                                  Exhibit 10.2
                                  Page 17 of 33

      (h) Attorneys' Fees. Borrower agrees to pay BRM Quarry Co., LLC's cost and reasonable attorneys' fees in collecting or enforcing payment of amounts due BRM Quarry Co., LLC pursuant to this Agreement and the Loan Documents. With respect to any agreement by Borrower in this Loan Agreement or in any or in any of the other Loan Documents to pay BRM Quarry Co., LLC's attorneys' fees and disbursements incurred in connection with the Loan, Borrower agrees that each Loan Document is a "contract of indebtedness" and that the attorneys' fees and disbursements reference are those which are a reasonable amount, all as contemplated by Ohio Revised Code Section 1301.21, as such Section may hereafter be amended. Borrower further agrees that the indebtedness incurred in connection with the Loan is not incurred for purposes that are primarily personal, family or household and confirms that the total amount owed on the contract of indebtedness exceeds One Hundred Thousand and No/100 Dollars ($100,000.00).

      (i) Entire Agreement. This Agreement and the Loan Documents contain the entire understanding of the parties concerning the Loan, and supersede all prior agreements, negotiations and undertakings between the parties with respect to the Loan. No representations, warranties, agreements or undertakings, expressed or implied, oral or written, have been made to or with Borrower or any guarantor of the Loan not contained in this Agreement or the Loan Documents. No waiver and no modification or amendment of any provision of this Agreement or the Loan Documents shall be effective unless specifically made in writing and duly signed by the party to be bound thereby.

   6. WAIVER OF JURY TRIAL. BORROWER AND BRM QUARRY CO., LLC HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT WHICH EACH MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED UPON THE NOTE, THIS AGREEMENT, OR ANY OF THE OTHER LOAN DOCUMENTS OR ARISING OUT OF, UNDER OR IN CONJUNCTION WITH ANY SUCH LOAN DOCUMENTS, OR ANY DOCUMENT CONTEMPLATED TO BE EXECUTED IN CONJUNCTION THEREWITH, OR ANY COURSE OF CONDUCT, DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR BRM QUARRY CO., LLC ENTERING INTO THIS AGREEMENT.

   7. Special Covenants. In addition to the covenants contained herein or in the Loan Documents, Borrower hereby agrees that so long as the Loan is outstanding, Borrower shall, except as BRM Quarry Co., LLC may grant its prior written consent comply with the special provisions or covenants set forth in any written supplement hereto, now or hereafter executed by Borrower.

                                  Exhibit 10.2
                                  Page 18 of 33

      EXECUTED as of the day and year fist above written.

BORROWER: AMERICAN STONE CORPORATION, AN OHIO CORPORATION

By: /s/ Russell Ciphers
    ------------------------------------
    RUSSELL CIPHERS, PRESIDENT

BRM QUARRY CO., LLC, an Ohio limited liability company

By:
    ------------------------------------
        BRUNO BERARDINELLI, MEMBER

                                  Exhibit 10.2
                                  Page 19 of 33

                     OPEN-END MORTGAGE DEED, FIXTURE FILING
                             AND SECURITY AGREEEENT

            (TOTAL PRINCIPAL INDEBTEDNESS NOT TO EXCCED $600,000.00)

      KNOWN ALL MEN BY THESE PRESENTS, that AMERICAN STONE CORPORATION, an Ohio CORPORATION, having its principal place of business at 230 WEST MAIN STREET, SOUTH AMHERST, OHIO 44001 ("Grantor"), for the consideration of Ten Dollars ($10.00) and other valuable consideration received to its full satisfaction of BRM Quarry Co., LLC, having a place of business at 23280 Pheasant Lane, Westlake, Ohio 44145 ("Grantee"), does give, grant, bargain, sell and convey, with "mortgage covenants" (as defined in Section 5302.13 of the Ohio Revised
Code), unto said Grantee, its successors and assigns forever, the following described real and personal property:

      All the right, title and interest which the Grantor has or may have in and to that certain piece or parcel of real estate situated in the City of SOUTH AMHERST, County of LORAIN, State of Ohio, and more particularly described on Exhibit A attached hereto and made a part hereof (the "Real Estate").

      Together with the following:

      (a) All buildings, structures, fixtures and improvements of every kind and description now or hereafter erected or placed upon the Real Estate and all materials intended for construction, reconstruction, alteration and repairs of such improvements now or hereafter erected thereon, all of which shall be deemed to be included within the Mortgage Property (hereinafter defined) immediately upon the delivery thereof to the Real Estate, and all fixtures and goods of every nature whatsoever, whether real, personal or mixed real and personal property, now or hereafter owned by the Grantor and attached to, located in or on, or used, or intended to be used, in connection with the Real Estate, including, but not limited to, all machinery, equipment, engines, boilers, incinerators, appliances, elevators, heating, ventilating and air conditioning equipment, electrical and office equipment, furniture, furnishings, plumbing, lighting and landscaping and all renewals or replacements thereof or articles in substitution therefore, whether or not the same are or shall be attached to any of said buildings or improvements in any manner, and all products, proceeds and/or replacements of any of the foregoing; it being mutually agreed that all the aforesaid property owned by the Grantor and placed by it on the Real Estate shall, so far as permitted by law, be deemed to be fixtures and a part of the Real Estate, security for the said indebtedness and covered by this Mortgage, and as to the balance of the property aforesaid, this Mortgage is hereby deemed to be, as well, a Security Agreement for the purposes of creating hereby a security interest in said property, securing the said indebtedness, for the benefit of the Grantee, all of the aforesaid property being hereinafter sometimes collectively called the "Improvements";

      (b) All right, title and interest of the Grantor in and to the land lying in the streets and any ways, public or private in front of, along the side of and to the rear of and adjoining the Real Estate, and all tenements, hereditaments, easements, appurtenances and other rights and privileges thereto attaching and belonging or in any way appertaining, and the rents, issues, profits, accounts receivables, contract rights, insurance and condemnation proceeds and general intangibles thereof or therefrom;

                                  Exhibit 10.2
                                  Page 20 of 33

      (c) All rents, issues, income, revenues, proceeds and profits accruing and to accrue from the Real Estate and/ or the Improvements;

      (d) All and each of the tenements, hereditaments, easements, appurtenances and privileges thereof or in any way now or hereafter appertaining, and the reversion and reversions and remainder and remainders thereof;

      (e) All rights, title and interest now owned or hereafter acquired by Grantor in and to any leases for equipment or personal property of any kind or nature used in connection with the Real Estate or the Improvements;

      (f) All awards and other compensations heretofore or hereafter to be made to the present and/or any subsequent owners of the Mortgage property for any taking be eminent domain, either permanent or temporary, of all or any part of the Real Estate and/or the Improvements and/or any easement or appurtenance thereof, including severance and consequential damages and changes in grad of streets, which said awards and compensation are hereby assigned to the Grantee; and the Grantor hereby appoints the Grantee its attorney-in-fact ("Attorney") coupled with an interest, and authorizes, directs and empowers such Attorney, at the option of the Attorney, on behalf of the Grantor or the successors or assigns of the Grantor, to adjust or compromise the claim for any award and to collect and receive the proceeds thereof, to give proper receipts and acquittances therefore and, after deducting expenses of collection, to apply the net proceeds as a credit upon any portion, as selected by the Grantee, of the indebtedness secured hereby, notwithstanding the fact that the amount owing thereof may not then be due and payable or that the indebtedness is otherwise adequately secured;

      (g) All permits, licenses and franchises, and all contract rights, general intangibles and other intangibles now or hereafter owned by the Grantor and relating to the ownership, construction, use, operation or development of the Mortgaged Property including, without limitation, any plans, specifications and drawings pertaining to the Mortgaged Property and all cash payments made pursuant thereto and any thereof; and

      (h) All liquor permits, if any, issued by the State of Ohio, Department of Liquor Control, in connection with the Real Estate, and the right to renew and transfer all such liquor permits including renewals or replacements thereof.

      The hereinabove mentioned property consisting of the Real Estate and Improvements is hereinafter referred to as the "Realty" to the extent the same is Real Estate and as the "Collateral" to the extent that the same is personalty. The Real Estate and the Collateral are collectively referred to herein as the "Mortgaged Property".

      TO HAVE AND TO HOLD, all and singular, the above granted Mortgaged Property, real and personal, whether now owned or held or hereafter acquired by the Grantor, unto the Grantee, its successors and assigns, forever. And Grantor does hereby covenant with Grantee, its successors and assigns, that at and until the ensealing of these presents, Grantor is well seized of the Real Estate as a good and indefeasible estate in FEE SIMPLE, and has good right to bargain and sell the same in manner and form as is above written, and that the same are free from all encumbrances whatsoever except the lien of taxes and assessments which are not yet due and payable and those matters set forth

                                  Exhibit 10.2
                                  Page 21 of 33
on Exhibit B attached hereto and made a part hereof (the "Permitted Encumbrances"), and that Grantor WARRANTS and WILL DEFEND the same to Grantee, its successors and assigns forever, against all lawful claims and demands whatsoever, except as above set forth.

      WHEREAS, the Grantor has executed and delivered this Mortgage for the purpose of securing the performance of the covenants and agreements and payment when due of:

            (a) that certain Cognovit Promissory Note dated July 8 , 2004 , payable by Grantor to Grantee, together with all modifications and amendments thereto, and notes given in replacement or substitution thereof, in the principal sum of $600,000.00 (the "Note"), together with interest computed at the rte therein specified, containing provisions for the payment thereof in installments, the entire principal balance of the Note, together with all accrued but unpaid interest thereon, being due and payable on July 15 , 2006 , it being expressly agreed in the Note that the whole of said principal sum then unpaid may be declared and become due and payable upon the occurrence of an event of default, or breach under the provisions of this Mortgage, the Note or the Loan Agreement (as hereinafter defined); and

            (b) all sums expended or advance by Grantee pursuant to any term or provision of this Mortgage or of a certain Loan Agreement entered into between Grantor and Grantee dated July 8, 2004 (the "Loan Agreement") which Loan Agreement sets forth certain terms of a loan (the "Loan") by Grantee to Grantor which is secured by this Mortgage;

            (c) all unpaid advances made by Grantee, with respect to the Mortgaged Property, for the payment of taxes, assessments, insurance premiums, or costs incurred for the protection of the Mortgaged Property as provided in
Section 5301.233 of the Ohio Revised Code;

            (d) the unpaid balances of any loan advances made after the delivery of this Mortgage to the recorder for recordation, and all other liabilities and indebtedness, direct or contingent, now or hereafter owing by Grantor to Grantee, other than as provided in (b) and (c) above, to the extent that such total unpaid loan indebtedness secured hereby, exclusive of the interest thereon, does not exceed Six Hundred Thousand and 00/100 dollars ($600,000.00).

      AND FURTHERMORE, Grantor further covenants and agrees as follows:

      1. Grantor shall cause to be performed and obligations of the Grantor hereunder, under the Note and under every other agreement or instrument securing the Note, and will pay to the Grantee the principal of the Note with interest and all other sums required to be paid by the Grantor under the Note, this Mortgage and every other agreement or instrument securing the Note when due.

      2. Grantor will keep the Mortgage Property insured by companies approved by Grantee against loss or damage by, and abatement of rental income, resulting from fire, hazards included within the term "extended coverage" and all perils included under special form coverage. Grantor covenants to maintain flood insurance if required by Grantee. All perils insured, with the exception of flood, shall be in an amount not less than the full replacement value of all Improvement on the Real Estate and in any event, in an amount necessary to prevent the operation of any co-insurance provision contained in any policy of such insurance. If requested by Grantee, Grantor agrees to furnish a certificate from the company carrying such insurance acknowledging such insurance is adequate in an

                                  Exhibit 10.2
                                  Page 22 of 33
amount to prevent the operation of any co-insurance provision contained therein. Grantor will pay promptly when due any premiums on such insurance. All policies of insurance and renewals thereof shall be delivered to and held by Grantee and include standards non-contributory mortgagee clauses in favor of and in form acceptable to Grantee entitling Grantee to collect any and all proceeds payable under all such insurance. Each policy will contain provisions requiring the insurer to provide thirty (30) days prior written notice to Grantee of the termination or non-renewal of such policy. Not less than thirty (30) days before the expiration of any such policies, Grantor will deliver to Grantee renewal policies in like amounts covering the same risks. Should any loss occur to the insured property, Grantor will give immediate written notice to Grantee and will not adjust nor settle such loss without the written consent of Grantee, which may make proof of loss if not made promptly by Grantor. The insurance proceeds or any part thereof may be applied by Grantee in its sole discretion, either to reduction of the indebtedness hereby secured or to restoration or repair of the property damaged. In event of foreclosure of this Mortgage, all right, title and interest of Grantor in and to any insurance policies then in force shall pass to the purchaser at foreclosure sale, and Grantee is hereby appointed attorney-in-fact for Grantor for the purpose of assigning and transferring such policies.

      3. Grantor will pay all taxes, assessments, utility charges, water, sewer and other governmental or municipal charges, fines or impositions levied upon the Mortgaged Property for which provision has not been made herein, and, upon request, Grantor will promptly deliver the official receipts therefore to Grantee.

      4. For the purpose of depositing with Grantee funds sufficient to pay all taxes and assessments and insurance premiums as they become payable, Grantor shall pay monthly to Grantee, in addition to the other amounts herein provided, a sum equal to one-twelfth (1/12) of all annual taxes and assessments and insurance premiums attributable to the Real Estate and the Improvements as estimated by the Grantee; and, in addition to the foregoing, Grantor will at all times maintain on deposit with Grantee in escrow a reserve equal to one-sixth (1/6) of the total anticipated annual disbursements for taxes and assessments and insurance premiums attributable to the Real Estate and the Improvements as estimated by BRM Quarry Co., LLC. If the total amount deposited by Grantor with Grantee for payment of such items in any period shall exceed the total amount of the payments actually made by Grantee plus the one-sixth reserve amount, such excess shall at the option of Grantee be (1) retained and credited against subsequent payments to be made by Grantor, (2) applied on the debt secured by this Mortgage, or (3) refunded to Grantor. If, however, such payments shall not be sufficient to pay the total amount of such items when the same shall be due and payable and maintain the one-sixth reserve amount, then Grantor shall pay to Grantee on demand any amount necessary to make up the deficiency. Grantee shall not be required to pay any interest to Grantor on the funds deposited pursuant to this Section 4.

      5. Grantee, its successors or assigns, shall have the right, but not the obligation, to pay any insurance premiums, taxes, assessments, water and sewer rents, and municipal or other governmental charges, utility charges, fines or impositions, which Grantor has agreed to pay and to make any other payments herein provided to be made by Grantor, and any amounts so paid by Grantee together with any amounts paid by Grantee for protection of the Mortgaged Property shall then be added to the principal debt named herein and bear interest at the same rate as the Default Rate of Interest as specified in the Note from the date of such payment until paid, and be secured by this Mortgage as all are provided for in Section 5301.233 of the Ohio Revised Code; such amounts and such interest shall

                                  Exhibit 10.2
                                  Page 23 of 33

Be payable upon demand of Grantee. Grantee shall have a lien on the Real Estate by virtue of this Mortgage to secure payment of each and every other liability, whether now or hereafter existing, of Grantor to Grantee, and whether created directly between Grantor and Grantee, or acquired by Grantee from some third person or persons.

      6. Grantor will pay the cost of a title document satisfactory to Grantee showing title to the Real Estate to be as herein warranted; in the event of any subsequent change in the title, Grantor will pay the costs of an extension or addendum to said document showing such title change and will also pay the cost of changing the insurance and other records in connection with this loan. There shall be no change in the ownership of the Mortgage Property without the written consent of Grantee.

      7. Grantor will execute, acknowledge and deliver or cause to be executed, acknowledge, and delivered, from time-to-time, at the request of Grantee, all such further deeds, conveyances, mortgages and assignments of rents, transferring, mortgaging, assigning and confirming unto Grantee the Mortgaged Property. All awards of damage in connection with any condemnation for public use of or injury to any of said Mortgaged Property are hereby assigned and shall be paid to Grantee, who may apply the same to payment of the installments last due under the Note, and Grantee is hereby authorized, in the name of Grantor, to execute and deliver valid acquittances thereof and to appeal from any such award.

      8. As additional and collateral security for payment of the obligations of Grantor herein described, Grantor hereby sells, assigns, transfers, and sets over to Grantee all the rents, issues, income and proceeds of whatsoever description or character presently or hereafter derived or arising from the Mortgaged Property, and hereby authorizes and directs all tenants and lessees who shall at any time occupy space in the improvements now or hereafter located on the Mortgaged Property described herein to pay to the order of Grantee all rents payable to Grantor upon written request therefore by Grantee, and Grantor grants to Grantee all Grantor's rights to collect and receive the same and to institute and maintain any suit or proceeding therefore. The purpose of this assignment is as further security for the Note. Grantee's receipt for rental so paid shall be a good acquittance to such tenants and lessees of any claim by Grantor for such rents so paid. By accepting this Mortgage, Grantee agrees that it will not exercise its rights pursuant to this assignment unless and until Grantor is in default in the conditions hereof, the Note or the Loan Agreement.

      9. Should the proceeds of the loan secured by this Mortgage or any part thereof or any amount paid out or advanced by the Grantee be sued to pay-off, discharge or satisfy in whole or in part, any lien or encumbrance upon the Mortgaged Property, or any part thereof, then Grantee shall be subrogated to any additional security held by the holder of such lien or encumbrance.

      10. Neither the Real Estate, nor the Improvements on the Real Estate shall be structurally or materially altered, removed or demolished, nor shall any additional improvements be erected, nor shall any fixtures or equipment on, in or about the Real Estate or other improvements be severed, removed, sold or mortgaged, without the consent of Grantee, and in the event of the demolition or destruction in whole or in part of any of the fixtures, chattels or articles of personal property covered hereby, the same shall be replaced promptly by similar fixtures, chattels, and articles of personal property at least equal in quality and condition as those replaced, free from any security interest in, encumbrance thereon, or

                                  Exhibit 10.2
                                  Page 24 of 33
reservation of title thereto. Grantor agrees not to permit, commit or suffer waste, impairment or deterioration of the Mortgaged Property or any part thereof; to keep and maintain the Mortgaged Property and every party thereof with buildings, fixtures, machinery and appurtenances in good repair and condition; to effect such repairs as Grantee may reasonably require and from time-to-time to make all needful and proper replacements so that said buildings, fixtures, machinery and appurtenances will, at all times, be in good condition, fit and proper for the respective purposes for which they were erected or installed; to observe and comply with all statutes, orders, requirements or decrees relating to the Mortgaged Property by any Federal, State, Municipal or other governmental authority; to observe and comply with all conditions and requirements necessary to preserve and extend any and all rights, licenses, permits (including, but not limited to, zoning variances, special exceptions, and non-conforming uses), privileges, franchises and concessions which are applicable to the Mortgaged Property or which have been granted to or contracted for by the Grantor in connection with any existing or presently contemplated use of the Mortgaged Property; to permit Grantee or its agents, at all reasonable times, to enter upon and inspect the Mortgaged Property.

      11. Grantor will not voluntarily create or permit to be created or filed against the Mortgaged Property, any mortgage lien or other liens inferior or superior to the lien of this Mortgage; and, if any such mortgage lien or other lien shall be filed, Grantee in its sole discretion may withhold any further disbursements of funds to Grantor under the Loan, and Grantor will discharge the same of record either by payment, the bonding thereof, or other lawful means for discharging any such lien, with sixty (60) days after notice of filing, and on the failure of the Grantor to perform these covenants, or any part thereof, thereupon the principal and all arrears of interest shall, at the option of Grantee, or any holder of the Note, become due and payable, anything contained herein to the contrary notwithstanding.

      12. Grantor will deliver to Grantee from time-to-time within ten (10) days after written request or oral request therefore by Grantee any financial statements or other information requested by Grantee regarding Grantor's financial condition and business affairs.

      13. To the extent any of the Mortgage Property constitutes personal property then this Mortgage is hereby deemed to be, as well, a security agreement for the purpose of creating hereby a security interest securing the indebtedness secured hereby in and to the Collateral. Without affecting the validity or enforceability of any other provision of this Mortgage, Grantor by this Mortgage

            (a) Grants to Grantee a security interest in all of the Grantor's right, title and interest in and to all Collateral, whether now owned or existing or hereafter acquired, including, but not limited to, the items referred to above, together with all additions, accessions and substitutions and all similar property hereafter acquired and used or obtained for use on, or in connection with, the Mortgaged Property. This Mortgage constitutes a security agreement under the Uniform Commercial Code covering all such collateral. The products and proceeds of the Collateral are intended to be secured hereby; provided, however, such intent shall never constitute an expressed or implied consent on the part of the Grantee to the sale of any or all Collateral.

            (b) Agrees that the security interest hereby granted by this Mortgage shall secure the payment of the indebtedness specifically described and shall also secure payment of any future debt or advancement owing by Grantor to Grantee with respect to the Mortgaged Property.

                                  Exhibit 10.2
                                  Page 25 of 33

            (c) Acknowledges and agrees that this Mortgage shall constitute a financing statement filed as a fixture filing under Article 9 of the Uniform Commercial Code, covering and Collateral which now is or later may become fixtures attached to the Real Estate and/or Improvements. The term "Uniform Commercial Code" means the Uniform Commercial Code as amended from time to time, and any successor stature, enacted and in effect at anytime in the relevant jurisdiction. Without limiting any definition set forth herein or in the Note, the Loan Agreement or any other document executed in connection therewith, any term used herein, whether or not defined, that is defined in the Uniform Commercial Code shall be deemed to have or include the meaning ascribed to such term in the Uniform Commercial Code.

            (d) The description of the Collateral in the Mortgage includes goods which are or are to become fixtures on the Real Estate and/or Improvement of which Grantor is the record owner. For this purpose, the respective addresses of Grantor, as debtor, and Grantee, as secured party are as set forth in Section 23 below.

            (e) Agrees not to sell, convey, mortgage or grant any security interest, in, or otherwise dispose of or encumber, and of the Collateral or any of the Grantee's right, title or interest therein without first securing Grantee's written consent; Grantee may, at its sole option, require Grantor to apply the proceeds from the disposition of Collateral in reduction of the indebtedness secured hereby.

            (f) Agrees that if Grantor's rights in the Collateral are voluntarily or involuntarily transferred, whether by sale, creation of a security interest, attachment, levy, garnishment or other judicial process, without the written consent of Grantee, such transfer constitutes a default by the Grantor under the terms of this Mortgage.

            (g) Agrees that upon or after the occurrence of any Event of Default under this Mortgage, or any default under the Note or the Loan Agreement, Grantee may, with or without notice to Grantor, exercise its rights to declare all indebtedness secure by the security interest created hereby, immediately due and payable, in which case Grantee shall have all rights and remedies granted by law and more particularly the Uniform Commercial Code, including, but not limited to, the right to take possession of the Collateral, and for this purpose, may enter upon any Real Estate on which any or all of the Collateral is situated without being deemed guilty of trespass and without liability for damages thereby occasioned, and take possession of and operate the Collateral or remove it therefrom. Grantee shall have the further right to take any action it deems necessary, appropriate, or desirable, at its option and in it discretion, to repair, refurbish or otherwise prepare the Collateral for sale, lease or other us or disposition, and to sell at public or private sales or otherwise dispose of, lease or utilize the Collateral and any part thereof in any manner authorized or permitted by law and to apply the proceeds thereof toward payment of any costs and expenses, including reasonable attorneys' fees thereby incurred by Grantee and toward payment of Grantor's obligations including the Note and all other indebtedness described in the Mortgage, in such order and manner as Grantee may elect. To the extent permitted by law, Grantor expressly waives any notice of sale or other disposition of the Collateral and any other rights or remedies of a debtor or formalities prescribed by law, relative to a sale or disposition of the Collateral or to exercise an other right or remedy existing after default hereunder. To the extent any notice is deposited for mailing, postage prepaid, certified or registered mail, to the Grantor at its address designated herein for notices at least five days before the time of sale or disposition, such notice shall be deemed reasonable and shall fully satisfy and requirements for giving of said notice.

                                  Exhibit 10.2
                                  Page 26 of 33

            (h) Agrees, to the extent permitted by law and without limiting any rights and privileges herein granted to Grantee, that Grantee may dispose of any or all of the Collateral at the same time and place upon giving the same notice provided for in this Mortgage, and in the same manner as the non-judicial foreclosure sale provided under the terms and conditions of this Mortgage.

            (i) Authorizes Grantee to file, in any jurisdiction determined by Grantee, financing statements perfecting or continuing the perfection of Grantee's interest in the Collateral, pursuant to the Uniform Commercial Code in a form satisfactory to Grantee, and will pay the cost of filing the same and/or filing or recording this Mortgage, as a financing statements, in all public offices at any time and from time-to-time wherever Grantee deems filing or recording of any financing statements or of this Mortgage to be desirable or necessary.

      14. Grantor represents and warrants that to the best of Grantor's knowledge there has never been any event ("Environmental Event") which would be deemed a release or a disposal of any hazardous, toxic or dangerous substance, waste or material at, on or in connection with the Mortgaged Property ("Hazardous Material") defined as such in or for the purpose of, the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. 9601, et seq, any so called "Superfund" or "Superlien" law, or any other federal, state or local stature, law, ordinance, code, rule, regulation, order or decree regulating, relating or to imposing liability for any Hazardous Material ("Environmental Law"). If Grantor received (a) any notice of any Environmental Event affecting Grantor of the Mortgaged Property or any part thereof, or (b) any complaint, order, citation or notice with regard to air emissions, water discharges, noise, emission or any other environmental, health or safety matter affecting Grantor or the Mortgaged Property or any part thereof from any court, governmental or quasi governmental agency or other entity which is authorized by law to issue orders under any Environmental Law or from anyone else, Grantor shall give, within three (3) days, written notice thereof to Grantee. Grantor hereby indemnifies and agrees to defend and hold Grantee harmless from and against any and all claims, demands, losses, cost, expenses, liabilities, suits or damages of whatsoever kind or nature, including interest, assessments and reasonable attorneys and consultant fees, which arise, result from, or in any way relate to a breach or violation of, or any failure of the Mortgaged Property or any owner, occupant or user thereof either prior to or subsequent to the date hereof, to comply fully with any such Environmental Law; and, the foregoing obligation of Grantor shall survive the payment of the indebtedness secured hereby and the satisfaction and discharge of this Mortgage. Grantor will immediately upon demand reimburse Grantee for the cost and expense of any environmental inspection or assessment of the Mortgaged Property obtained by Grantee on or after the date of this Mortgage, which appraisal or environmental assessment may be obtained by Grantee in its sole discretion.

      15. An "Event of Default" shall be deemed to have taken place within the meaning of this Mortgage is case:

          (a) Grantor shall fail to make any payment under the Note or on account of an other indebtedness of Grantor to Grantee or to any other financial institution;

          (b) Grantor shall fail to perform or observe any covenant, or agreement of Grantor herein contained;

                                  Exhibit 10.2
                                  Page 27 of 33

            (c) Any representation, warranty, certification, or material information made or furnished to Grantee by or on behalf of the Grantor is inaccurate or misleading in any material respect which made or furnished;

            (d) Subject to any applicable grace period, Grantor shall fail to perform or observe any representation, warranty, covenant, condition or agreement on the part of Grantor to be kept or performed under any contract, agreement, note, mortgage, pledge agreement, guaranty or any other instrument or document now or hereafter executed and delivered by Grantor to evidence, to secure, or in connection with, and indebtedness of Grantor to Grantee (including without limitation, the Note and the Loan Agreement) or to any other financial institution;

            (e) Grantor shall abandon any of the Mortgaged Property or shall sell, lease, convey or transfer (or contract to sell, lease, convey or transfer, including, but not limited to, land contract) all or any part of the Mortgaged Property without first obtaining Grantee's written consent, which consent may be withheld in Grantee's sole discretion;

            (f) Grantor shall, without Grantee's prior written consent, assign all or any part of the rents and profits of the Mortgaged Property other than to Grantee, or cancel, surrender or modify any lease affecting the Mortgaged Property;

            (g) Any party liable for the indebtedness hereby secured shall make a general assignment for the benefit of creditors, become insolvent or file a petition for voluntary bankruptcy or shall file a petition or answer seeking reorganization of such party or an arrangement or composition, extension or readjustment of his/her/its indebtedness or consent to the appointment of a receiver or trustee for any such party of his/her/its property or any part thereof; or

            (h) A petition for proceedings in bankruptcy or for the reorganization of any party liable for the indebtedness hereby secured or for an arrangement or composition, extension or readjustment of the indebtedness of any such party, shall be filed against such party, or a receiver or trustee of any such party or his/her/its property or any part thereof shall be appointed; and in any and every such case the Grantee many proceed forthwith to enforce the same as hereinafter set forth.

      16. Upon the occurrence of and Event of Default, Grantee may take possession of the Mortgaged Property, rent the same and collect all rents due on the Mortgaged Property, and after deducting its reasonable charges therefore, apply the proceeds to the payment of the Note and liabilities created by any of the agreements above recited, and may so continue to do so until full payment and performance shall have been thus effected.

      17. Upon the occurrence of and Event of Default, foreclosure proceedings may be instituted at the option of Grantee, and Grantee may exercise any and all of the remedies granted to a secured party under the Uniform Commercial Code. In any such foreclosure action Grantee shall be entitled, without notice and without regard to the adequacy of the security of the debt, to the appointment of a receiver of the rents and profits of the Mortgaged Property. If in contemplation of legal proceedings, by reason of any default hereunder, Grantee shall incur expense for title examination, the Grantee shall have an immediate claim against Grantor therefore together with a lien on the Real Estate under this Mortgage for the amount thereof. In case of foreclosure, the Mortgaged Property may be offered for sale in one or more parcels at the election of Grantee. Without limiting any other provisions of this Mortgage,

                                  Exhibit 10.2
                                  Page 28 of 33

Grantee shall have the right to conduct any such sale on the Real Estate, and Grantee shall have such right of possession of the Mortgaged Property as shall be necessary of convenient for such purpose. Grantee may sell the Collateral without giving any warranties relating to title, possession, quiet enjoyment, merchantability, fitness or the like as to the Collateral and may specifically disclaim any warranties, which shall not be considered to adversely affect the commercial reasonableness of any sale of the Collateral. Grantee has no obligation to clean up or otherwise prepare the Mortgaged Property for sale.

      18. Grantee is authorized and empowered to do all things provided to be done by a mortgagee under Section 1311.14 of the Ohio Revised Code, under the other provisions of Chapter 1311 of the Ohio Revised Code, and any amendments or supplements thereto.

      19. The failure of Grantee to declare a forfeiture upon default in the performance of any of the conditions of the Mortgage or upon the happening of any of the events herein mentioned, shall not be a waiver of Grantee's rights at any time to declare such forfeiture or estop Grantee from asserting any rights hereunder, and Grantee may enforce any one or more of its rights or remedies successively or concurrently at its option.

      20. Grantor will pay all costs or expenses reasonably incurred by Grantee because of Grantor's failure to pay or perform Grantor's obligation hereunder, including reasonable attorneys' fees, with interest from the date of payment by the Grantee of such cost or expense, until paid by Grantor, at a rate per annum equal to the Default Rate of Interest as specified in the Note. Such amounts shall be payable by Grantor upon Grantee's demand and shall also be secured hereby.

      21. Grantor will immediately upon demand reimburse the Grantee for the cost and expense of any appraisal of the Mortgaged Property obtained by Grantee on or after the date of this Mortgage if such appraisal is obtained by Grantee pursuant to the requirements of any law, statute, rule, regulation, interpretive ruling, opinion or directive, whether now existing or hereafter arising, of any governmental agency or unit governing, regulating or controlling the activities or business of Grantee.

      22. Grantee, by causing or consenting to the filing of this Mortgage for records, acknowledges it is obligated to disburse the entire amount of the original indebtedness of $600,000.00, including future advances and readvances, secured hereby in accordance with the provisions of the Loan Agreement and of this Mortgage provided there shall exist no Event of Default.

      23. Any notice or demand which is made hereunder or under the Note or any other loan document, shall be delivered by registered or certified mail, return receipt requested, at the address herein set forth or such other address which either party may give the other notice of in writing in the manner provided in this section and such delivery shall be deemed complete upon mailing.

                  GRANTOR: AMERICAN STONE CORPORATION
                           230 WEST MAIN STREET
                           SOUTH AMHERST, OHIO  44001

                  GRANTEE: BRM Quarry Co., LLC
                           23280 Pheasant Lane
                           Westlake, Ohio  44145

                                  Exhibit 10.2
                                  Page 29 of 33

      24. This Mortgage is made by the Grantor and accepted by the Grantee in the State of Ohio under the laws of such State and shall be construed, interpreted, enforced and governed by and in accordance with the laws of such State, except to the extent that the Uniform Commercial Code provides for the application of the law of another State.

      25. If any one or more of the covenants, agreements, provisions or terms in the Note, or in this Mortgage or in any other instrument securing the Note shall be for any reason whatsoever held invalid, illegal or unenforceable in any respect then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms contained herein or in the Note or in any other instrument securing the Note and shall in no way affect the validity or enforceability of the other provisions of this Mortgage, the Note or any other instrument securing the Note or the rights of the Grantee.

      26. The provisions of this Mortgage shall bind and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and assigns, and the covenants of Grantor herein shall run with the land.

      27. All the terms and words used in this Mortgage, regardless of the number and gender in which they are used, shall be deemed and construed to include any other number, singular and plural, and any other gender, masculine, feminine, or neuter, as the context or sense of this Mortgage or any paragraph or clause herein may require, the same as if such words had been fully and properly written in the number and gender.

      28. GRANTOR AND GRANTEE HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT WHICH EACH MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED UPON THE NOTE, THIS MORTGAGE, OR ANY OF THE OTHER LOAN DOCUMENTS OR ARISING OUT OF, UNDER OR IN CONJUNCTION WITH ANY SUCH LOAN DOCUMENTS, OR ANY DOCUMENT CONTEMPLATED TO BE EXECUTED IN CONJUNCTION HEREWITH, OR ANY COURSE OF CONDUCT, DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY. THIS PROVISION IS A MATERIAL INDUCMENT FOR GRANTEE TO ADVANCE THE SUMS SECURED BY THIS MORTGAGE.

      29. (a) Grantor and Grantee intend that the Mortgage shall secure the unpaid balance of Loan advances made by the holder hereof after this Mortgage is delivered to the County Recorder for record to the fullest extent and with highest priority contemplated by Section 5301.232 of the Ohio Revised Code. The maximum amount of all Loan advances, in the aggregate and exclusive of interest accrued thereon and protective advances made as contemplated by the terms of this Mortgage, which may be outstanding at any time, is SIX HUNDRED THOUSAND AND 10/100 DOLLARS ($600,000.00). This Mortgage shall be valid and have priority to the extent of the maximum amount secured hereby over all subsequent liens and encumbrances, including statutory liens, excepting solely taxes and assessments levied on the Collateral given priority by law. If and to the extent applicable, Grantor hereby waives any right it may have under Section 5301.232(c) of the Ohio Revised Code.

                                  Exhibit 10.2
                                  Page 30 of 33

            (b) With respect to any agreement by Grantor in this Mortgage, the Note, the Loan Agreement and any other document or instrument executed by Grantor in connection with the Loan to pay Grantee's attorney's fees and disbursements incurred in connection with the Loan, Grantor agrees that this Mortgage, the Note, the Loan Agreement and each other document or instrument executed by Grantor in connection with the Loan each constitute a "contract of indebtedness" and that the attorneys' fees and disbursements referenced are those which are a reasonable amount, all as contemplated by Ohio Revised Code
Section 1301.21, as such Section may hereafter be amended. Grantor further agrees that the indebtedness incurred in connection with the Loan is not incurred for purposes that are primarily personal, family or household and confirms that the total amount owed on the contract of indebtedness exceeds One Hundred Thousand and No/100 Dollars ($100,000.00).

            (c) From time to time, as requested by Grantee, Grantor shall take such other action and execute and deliver to Grantee all other instruments, supplements, further assurances and security or other agreements as may be required or requested by Grantee in order to perfect and continue Grantee's lien and interest in the Mortgaged Property. Grantor hereby irrevocably appoints Grantee as its agent and attorney-in-fact to sign all such instruments, supplements, further assurances and security and other agreements.

      PROVIDED, ALWAYS, that if the Grantor shall pay unto the Grantee all sums due under the Note, when and as the same shall become due and payable whether by acceleration or otherwise, and shall pay any and all other sums payable under the Note, this Mortgage and the Loan Agreement, then and in that case, the Real Estate hereby conveyed and all rights and interests in the Mortgaged Property shall revert to the Grantor and the estate, right, title and interest of the Grantee therein shall thereupon cease, determine and become void except that the obligations under Section 14 hereof shall not be terminated, released, discharged, extinguished or otherwise affected.

      EXECUTED this __________ day of ___________________________, 20_____.

GRANTOR: AMERICAN STONE CORPORATION, AN OHIO CORPORATION

By: /s/ Russell Ciphers
    -----------------------------------
    RUSSELL CIPHERS, PRESIDENT

STATE OF OHIO                 )
                              )   SS
COUNTY OF CUYAHOGA            )

      On this _____ day of _______________________, 20 _____, before me, a
Notary Public in and for said County and State, personally appeared American Stone Corporation, by Russell Ciphers, its President, who acknowledged that they did sign the foregoing instrument that the same is their free act and deed and the free act and deed of said corporation.

      IN WITNESS WHEREOF, I have hereunto set my hand and official seal at ____________________________, Ohio, this _________ day of _____________________,
20 _____.

                                  _____________________________________________
                                  Notary Public

                                  Exhibit 10.2
                                  Page 31 of 33

                                    EXHIBIT A

                               (Legal Description)

                                  Exhibit 10.2
                                  Page 32 of 33

                                    EXHIBIT B

                            (Permitted Encumbrances)

                                  Exhibit 10.2
                                  Page 33 of 33